UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 19, 2020

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01     Other Events

Franklin Covey Co. (NYSE: FC), a leader in organizational performance improvement, announced today that the conference call to review the Company’s second-quarter fiscal 2020 financial results will take place on Thursday, April 2, 2020 at 5:00 p.m. ET (3:00 p.m. MT).  The Company’s financial results are expected to be released after the close of the market on Thursday, April 2, 2020.

Bob Whitman, Franklin Covey’s Chairman and Chief Executive Officer, said “The current environment is, obviously, a unique, fluid and challenging one for everyone.  At Franklin Covey we have led-out in supporting and protecting our clients and employees at this time of economic and social uncertainty.

In our experience, during times of uncertainty and fear, it is natural for there to be a period of time when people and organizations are busy adapting to change.  During such times, normal business and decision-making processes are often interrupted.  The past few weeks have been exactly this type of period.  However, once organizations get their bearings, we find that their focus shifts to critical priorities including: (1) sharpening the focus and execution of their organization on their most important priorities; (2) building trust with all stakeholders in a time of uncertainty; and (3) transforming fear and uncertainty into high levels of engagement.  Helping organizations achieve these kinds of results – results that require behavioral change, at scale, is exactly where Franklin Covey shines.

While the coming months will be full of uncertainty and challenges, we are grateful that we entered this period strong, operationally, strategically, and financially:  (1)  Operationally Strong - with continued broad-based momentum for the second quarter and for fiscal 2020, despite having had our operations in China and Japan disrupted for much of the second quarter; (2) Strategically Strong – our subscription model provides clients with the ability to access our best-in-class content and solutions across a wide variety of delivery modalities, including digital, live on-line, and in weekly micro-learning bursts.  Additionally, our ability to serve our clients both digitally, and live on-online, has put us in a strong position to help the many clients who are now working remotely.  Our investments in technology are also allowing us to work with clients who have the need to convert previously-booked onsite services to live-on-line or digital; and (3) Financially Strong – we entered this period with significant cash balances, and full availability of our revolving credit facility.

We know the days ahead will be very challenging, with lots of twists and turns, however, we expect to exit this period having significantly increased our strategic strength by helping our clients achieve their most important organizational results during these challenging times.  We look forward to sharing our results for the second quarter.”

Interested persons can participate by dialing 800-708-4540 (International participants may dial 847-619-6397), access code: 49496403.  Alternatively, a webcast will be accessible at the following website https://edge.media-server.com/mmc/p/ecbnx4pk.

A replay will be available starting April 2, 2020 (7:30 p.m. ET) through April 9, 2020 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 49496403#.  The webcast will also remain accessible through April 9, 2020 on the Investor Relations area of the Company’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	March 19, 2020	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer